                                                                      EXHIBIT 5
                                 May 30, 1997


Access Anytime Bancorp, Inc.
PO Drawer 1569
801 Pile Street
Clovis, New Mexico

     Re:  Registration Statement on Form S-8 - Non-Employee Director
          Retainer Plan

Ladies and Gentlemen:

     We have acted as counsel for Access Anytime Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, of 50,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), in connection with the Company's Non-Employee Director Retainer Plan (the "Plan") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

     We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a reasonable basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

     Based upon the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the consideration to be received for the shares to be issued by the Company pursuant to the Plan (which consideration shall be in excess of the par value of such shares) shall have been received by the Company, and (iii) the shares of Common Stock have been issued pursuant to the Plan, the Common Stock so issued will be duly authorized, legally issued, fully paid and nonassessable.

     We do not express any opinion as to matters governed by any laws other than the laws of the State of New Mexico, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. You should be aware that we are not admitted to the practice of law in the State of Delaware and the opinion herein is based solely upon unofficial compilations thereof.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,


                                       KELEHER & McLEOD, P.A.


                                       By /s/ Charles L. Moore
                                         ---------------------------------
                                          Charles L. Moore
CLM/sls